Exhibit 5.1

MONARCH PLAZA SUITE 1600 3414 PEACHTREE ROAD N.E. ATLANTA, GEORGIA 30326 PHONE: 404.577.6000 FAX: 404.221.6501 www.bakerdonelson.com

MICHAEL K. RAFTER

Direct Dial: 404.443.6702

Direct Fax: 404.238.9626

E-Mail Address: mrafter@bakerdonelson.com

August 24, 2012

Shepherd’s Finance, LLC

3508 Washington Road

McMurray, PA 15317

Re:	Registration Statement on Form S-1 of $700,000,000 in principal amount of Fixed Rate Subordinated Notes

Ladies and Gentlemen:

We have acted as counsel to Shepherd’s Finance, LLC, a Delaware limited liability company (the “Company”), in connection with a Registration Statement on Form S-1 (the “Registration Statement”) that the Company filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2012 under the Securities Act of 1933, as amended (the “Securities Act”), and all amendments thereto. The Registration Statement relates to the offering and sale from time to time of up to $700,000,000 of the Company’s Fixed Rate Subordinated Notes (the “Notes”). All capitalized terms which are defined in the Registration Statement shall have the same meanings when used herein, unless otherwise specified.

The Notes are to be issued under an indenture between the Company and U.S. Bank National Association, as trustee (the “Trustee”), the form of which is filed as Exhibit 4.1 to the Registration Statement (as supplemented, from time to time, the “Indenture”). We have assumed that (a) the execution and delivery of, and the performance of all obligations under, the Indenture have been duly authorized by the Trustee, and (b) the Indenture was duly executed and delivered by, and is a valid and binding agreement of, the Trustee, enforceable against the Trustee in accordance with its terms.

In connection herewith, we have examined: (a) the Registration Statement and the related form of prospectus in the form in which it was transmitted to the Commission under the Securities Act, including the Indenture and the other exhibits thereto (collectively, the “Registration Documents”); (b) the Company’s Certificate of Conversion and Certificate of Formation issued by the State of Delaware dated March 29, 2012 certified as of a recent date by the State of Delaware; (c) a resolution of the Company’s Board of Managers dated April 13, 2012, approving the filing of the Registration Statement of the Notes, approving the issuance and sale of the Notes, and authorizing the executive officer of the Company to take any required actions in connection with the Notes; (d) a certificate of good standing from the State of Delaware dated August 16, 2012; and (e) a certificate executed by an officer of the Company, dated as of the date hereof.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the

Shepherd’s Finance, LLC

August 24, 2012

opinions hereinafter expressed. In our examination of the Registration Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Registration Documents and certificates and statements of appropriate representatives of the Company.

In connection herewith, we have assumed that, other than with respect to the Company, all of the Registration Documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of all of the parties to such Registration Documents, all of the signatories to such Registration Documents have been duly authorized, and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such Registration Documents.

Based on the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations, and exceptions set forth herein, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act (the “Effective Date”) and any applicable state securities or “blue sky” laws have been complied with, the Notes to be issued pursuant to the Registration Documents will be duly authorized for issuance, and upon the issuance and delivery of the Notes and the receipt by the Company of all consideration therefor in accordance with the terms of the Registration Documents, the Notes will be legal, valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Wherever this opinion letter refers to matters “known to us,” or “to our knowledge,” or words of similar import, such reference means that, during the course of our representation of the Company with respect to the Registration Statement, we have requested information of the Company concerning the matter referred to and no information has come to the attention of (either as a result of such request for information or otherwise) the attorneys of our firm currently devoting substantive attention or a material amount of time thereto, which has given us actual knowledge of the existence (or absence) of facts to the contrary. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters, and no inference should be drawn to the contrary from the fact of our representation of the Company.

(b) Our opinions herein reflect only the application of applicable laws of the State of Delaware and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Shepherd’s Finance, LLC

August 24, 2012

(c) Our opinions contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally, including without limitation laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

We do not render any opinions except as set forth above. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. We assume no obligation to supplement these opinions if any applicable law changes by legislation, judicial decision or otherwise after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

This opinion letter is being delivered by us in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C.